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                                                                      Exhibit 21
                                                                      ----------

                                                  Ocean West Holding Corporation

                         SUBSIDIARIES OF THE REGISTRANT

                             Exhibit 21 to Form S-1

                          Ocean West Enterprises, Inc.
                             California corporation

                       Names under which it does business:

Ocean West Funding                    Gold Star Mortgage
National Equity Lenders               1st Metropolitan Mortgage of Lake Charles
411homeloans.com                      1st Metropolitan Mortgage of Louisiana
Ocean West Real Estate                American General Mortgage
Coast to Coast Funding                Miller Capital Funding
Pacific Loan Company                  Haldeman Huskey Mortgage
Ameribanc Mortgage of California      Federal Home Loans
Loanshark                             National Bankerbroker
Freedom Lending Group                 Castle Rock Mortgage
Sonora Mortgage                       New Hope Financial Services
Granite Pacific Mortgage              Qualified Funding
Home Funding Capital                  First Fidelity Home Mortgage
Nation Wide Mortgage                  BCC Funding
First Century Mortgage & Financial    J. Romar Funding
FHA Mortgage Services.com             First Time Mortgage
Chicago Neighborhood Investments &    New Life Home Loans
  Mortgage
Progressive Home Loans                No Bull Mortgage